Exhibit 99.1

Commissure Inc.

Financial Report for the Two Years Ended
December 31, 2006 and 2005

COMMISSURE INC.

INDEPENDENT AUDITOR’S REPORT

To the Stockholders
Commissure Inc.
New York, New York

We have audited the accompanying balance sheets of Commissure Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commissure Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
September 27, 2007

McGladrey & Pullen, LLP is a member of RSM International -
an affliation of seperate and independant legal entities

COMMISSURE INC.

Balance Sheets
December 31, 2006 and 2005

	2006	2005

ASSETS
Current Assets
Cash	$49,226	$10,281
Accounts receivable	449,394	—
Prepaid expenses	37,470	—

Total current assets	536,090	10,281

Equipment, net of accumulated depreciation of $7,445 in 2006 and $2,783 in 2005	28,748	16,788
Software Development Costs, net of accumulated amortization of $133,025 in 2006 and $0 in 2005	695,872	333,308

Total noncurrent assets	724,620	350,096

	$1,260,710	$360,377

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable	$447,170	$113,389
Deferred revenue	1,247,355	—
Note payable, stockholder	1,733,470	843,973

Total current liabilities	3,427,995	957,362

Long-Term Liabilities
Deferred Revenue	226,584	—

Commitments (Notes 2 and 4)
Stockholders’ Deficiency
Common stock, no par value; at December 31, 2005 — 200 shares authorized, 100 shares issued and outstanding	—	1,000
Common stock, $.001 par value; at December 31, 2006 — 20,000,000 shares authorized, 10,100,000 shares issued and outstanding	10,100	—
Additional paid-in capital	19,530	—
Accumulated deficit	(2,423,499)	(597,985)

	(2,393,869)	(596,985)

	$1,260,710	$360,377

See Notes to Financial Statements.

COMMISSURE INC.

Statements of Operations
Years Ended December 31, 2006 and 2005

	2006	2005

Software-related revenue	$129,898	$—
Hardware-related revenue	40,800	—

	170,698	—

Cost of revenue
Hardware	55,256	—
Implementation costs	589,226	7,931
Amortization of software development costs	133,024	—
Royalties	44,000	19,109

	821,506	27,040

Gross margin	(650,808)	(27,040)

Selling expenses	561,562	231,659
Research and development	59,000	126,402
General and administrative expenses	487,451	150,659

	1,108,013	508,720

Loss from operations	(1,758,821)	(535,760)
Interest expense	66,693	18,533

Net loss	$(1,825,514)	$(554,293)

See Notes to Financial Statements.

COMMISSURE INC.

Statements of Stockholders’ Deficiency
Years Ended December 31, 2006 and 2005

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency

Balance, January 1, 2005	100	$1,000	$—	$(43,692)	$(42,692)
Net loss	—	—	—	(554,293)	(554,293)

Balance, December 31, 2005	100	1,000	—	(597,985)	(596,985)
Amendment of Common Stock and issuance of restricted shares	10,099,900	9,100	19,530	—	28,630
Net loss	—	—	—	(1,825,514)	(1,825,514)

Balance, December 31, 2006	10,100,000	$10,100	$19,530	$(2,423,499)	$(2,393,869)

See Notes to Financial Statements.

COMMISSURE INC.

Statements of Cash Flows
Years Ended December 31, 2006 and 2005

	2006	2005

Cash Flows from Operating Activities
Net loss	$(1,825,514)	$(554,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	137,687	2,588
Accrued interest on stockholder’s loan	66,427	18,533
Restricted stock issuance charged to payroll	21,700	—
Changes in operating assets and liabilities:
Increase in:
Accounts receivable	(449,394)	—
Prepaid expenses	(37,470)	—
Increase in:
Accounts payable	333,780	113,390
Deferred revenue	1,473,940	—

Net cash used in operating activities	(278,844)	(419,782)

Cash Flows from Investing Activities
Purchase of equipment	(16,622)	(7,871)
Software development costs	(495,589)	(333,308)

Net cash used in investing activities	(512,211)	(341,179)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	—	1,000
Proceeds from stockholder loans	830,000	505,079

Net cash provided by financing activities	830,000	506,079

Increase (decrease) in cash	38,945	(254,882)
Cash, beginning	10,281	265,163

Cash, ending	$49,226	$10,281

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for Interest	$266	$—

Supplemental Disclosure of Non-Cash Financing Activities:
Reduction of stockholder loan for common stock issuance	$6,930	$—

See Notes to Financial Statements.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Commissure Inc. (the “Company” or “Commissure”) is located in New York, New York and develops and markets health care information technology software focused on imaging.

The Company was formed on November 17, 2004, and began generating revenue during 2006.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable:  Accounts receivable are carried at original invoice amount. Interest is not charged on past due receivables. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering the customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. There was no allowance for doubtful accounts as of December 31, 2006 or 2005.

Equipment:  Equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives; generally three to five years. Depreciation expense for the years ended December 31, 2006 and 2005 was $4,663 and $2,558, respectively.

Software Development Costs:  The Company follows the guidance under Statement of Financial Accounting Standard No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” In accordance with the guidance, costs incurred in the development of software for sale to customers are capitalized after technological feasibility has been established. Software development costs are capitalized at the lower of cost or net realizable value and amortized using the greater of the revenue curve method or the straight line method over the estimated economic life of the product. Amortization begins when a product is ready for general release to customers. The Company had net capitalized software development costs at December 31, 2006 and 2005 in the amounts of $695,872 and $333,308, respectively. Amortization of capitalized costs was $133,025 in 2006 and $0 in 2005, respectively.

Revenue Recognition:  The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position 97-2, Software Revenue Recognition, as amended by AICPA Statement of Position 98-9, Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions (collectively, “the SOP”).

In accordance with the SOP, the Company recognizes revenue when a software arrangement meets the basic revenue recognition criteria: pervasive evidence of an agreement exists, delivery of the product has occurred, the license fee is fixed or determinable, and collection is probable. The Company’s contracts with its customers generally contain a list of items (for example, software license fee, implementation services and ongoing support and maintenance) to be delivered under the agreement and associated dollar amounts agreed upon by the parties. Total contract fees cannot be allocated to these individual items based on the applicable GAAP criteria, generally resulting in all items within a contract being treated as a single element for revenue recognition purposes. Therefore, total contract revenue applicable to software-related elements is recognized ratably over the term of the license agreement, generally one to five years with the majority being one year. Revenue recognition commences upon delivery of all items under the contract exclusive of maintenance. Because the Company is typically unable to allocate arrangement consideration to individual items within a contract it reflects revenue earned under its contracts, with the exception of hardware sales discussed below, as “software-related revenue”. Revenue from software arrangements which do not meet the stated criteria is

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

deferred until all of the criteria have been met. At December 31, 2006, deferred revenue arises principally because not all modules of the licensed software specified on contracts have been delivered.

The Company also sells hardware for which the Company’s software products are not essential to the customers’ use of such hardware. In accordance with “Emerging Issues Task Force Issue 03-05: Applicability of AICPA Statement of Position 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software”, this hardware is not considered software-related and therefore, the Company recognizes revenue for hardware sales generally upon delivery of the hardware.

Implementation Costs:  The Company incurs costs under most of its customer agreements, consisting primarily of direct labor, during the implementation and deployment of its software at customer sites that are referred to as “implementation costs”. The Company expenses these costs as incurred.

Income Taxes:  The Company has elected to be taxed under Subchapter S of the federal income tax law which provides that, in lieu of corporate income taxes, all income or loss is included in the stockholders’ personal income. Accordingly, no provision for federal income tax is made in the accompanying financial statements. The Company has made similar elections in states in which it operates that provide for automatic recognition of S corporation status.

Marketing:  The Company follows the policy of charging the cost of advertising and marketing to expense as incurred. The Company incurred marketing expenses for 2006 and 2005 are $258,846 and $194,120, respectively.

Concentration of Credit Risk:  Financial instruments that potentially subject the Company to credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances in accounts with financial institutions which at times during the year may have exceeded $100,000, the amount insured by the Federal Deposit Insurance Corporation.

The Company’s commercial, nonprofit, and governmental client base is located throughout the United States. The Company performs ongoing credit evaluations of its clients and it generally does not require collateral. The Company provides for an allowance for doubtful accounts, if necessary, based on experience and specifically identified collection issues. Accounts receivable are charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts.

Recent Accounting Standard and Pronouncements:  On July 13, 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). The requirements are effective for fiscal years beginning after December 15, 2006. The purpose of FIN 48 is to clarify and set forth consistent rules for accounting for uncertain tax positions in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. The cumulative effect of applying the provisions of this interpretation are required to be reported separately as an adjustment to the opening balance of retained earnings in the year of adoption. Management does not believe the adoption of this standard will have a material impact on the financial condition or the results of operations of the Company.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155”) — an amendment of FASB Statements No. 133 and 140. FAS 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), and SFAS No. 140 (“FAS 140”), “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, to permit fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation. Additionally, FAS 155 seeks to clarify which interest-only strips and principal-only strips are not subject to the requirements of FAS 133 and to clarify that concentrations of credit risk in the form of subordination are not embedded derivatives. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15,

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

2006. Management does not believe the adoption of this standard will have a material impact on the financial condition or the results of operations of the Company.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This new standard provides guidance for using fair value to measure assets and liabilities. The FASB believes the standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances.

Currently, over 40 accounting standards within GAAP require (or permit) entities to measure assets and liabilities at fair value. Prior to Statement 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company’s mark-to-market model value. Statement 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data.

Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, Statement 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy.

The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. Management does not believe the adoption of this standard will have a material impact in the financial condition or results of operations of the Company.

Equity:  The Company has adopted an equity incentive plan as more fully disclosed in Note 2. The Company accounts for its employee equity based compensation plans in accordance with Statement of Financial Accounting Standard No. 123R and accounts for its nonemployee compensation plans in accordance with Emerging Issues Task Force Issue No. 96-18.

Note 2.	Common Stock

On February 1, 2006 the Company amended its Certificate of Incorporation to change the aggregate number of authorized shares of common stock. Authorized number of shares was increased from 200 to 20,000,000, par value was changed from no par to $0.001 per share, and the outstanding stock previously issued of 100 shares was converted to 7,930,000 shares. In conjunction with this change, $6,930 was converted from the stockholder’s loan balance to common stock.

The Company adopted the 2005 Commissure Inc. Equity Incentive Plan (“the Plan”) after the change in authorized shares. Under the Plan, 2,500,000 shares were reserved for Options, Restricted Shares or Restricted Stock Units as more fully described in the Plan Document in order to align the participants’ personal financial interests with those of the Company’s stockholders. During 2006, 2,170,000 restricted shares were issued to employees at an estimated fair value of $21,700 as determined by the Company. These shares are included in the Common Stock outstanding as of December 31, 2006. These shares become nonforfeitable at the earlier of a change in control of the company or if the employee is terminated for any reason other than for cause or

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

sub-performance. In addition, 100,000 restricted stock units were issued during 2006 to a member of the Company’s medical advisory board, which are not outstanding shares but vest immediately prior to and contingent upon a change in control of the Company or as per other conditions as defined in the plan. No compensation has been recorded for the restricted stock units.

Note 3.	Note Payable, Stockholder

A note is payable to a stockholder for working capital advances received by the Company. The note, together with accrued interest, is payable on demand. Interest accrues at the federal rate of interest (short-term, annual compounding) and the applicable rate at December 31, 2006 was 4.97%. The balances outstanding were $1,733,470 and $843,973 at December 31, 2006 and 2005 respectively.

Note 4.	Licensing Agreement

The Company entered into an exclusive licensing agreement with a Hospital for the use of certain patent rights. The agreement calls for annual license fees and reimbursement of all costs incurred by the Hospital in defense of the patent. The Company also pays the Hospital an annual royalty equal to 15% of all sales generated from the use of the patent, net of license fees payable for the period. License fees and royalty expense amount to $44,000 in 2006 and $19,109 in 2005. The annual minimum license fees payable subsequent to December 31, 2006 are as follows:

2007	$75,000
2008	100,000
2009	150,000

$325,000

Note 5.	Major Customers

Four customers accounted for 88% of total revenue for the year ended December 31, 2006.

Note 6.	Subsequent Event

The Corporation signed a non-binding letter of intent on May 8, 2007 for the sale of 100% of its common stock free of all debt and non-operating liabilities subject to due diligence and certain closing conditions.